    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2004

                                                     REGISTRATION NO. 333-110080
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM F-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                        TELESP CELULAR PARTICIPACOES S.A.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                         TELESP CELLULAR HOLDING COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

THE FEDERATIVE REPUBLIC OF BRAZIL              4812                    NOT APPLICABLE
---------------------------------   ----------------------------   ----------------------
 (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)


                    AV. ROQUE PETRONI JUNIOR, 1464 - MORUMBI
                        04707-000 - SAO PAULO, SP, BRAZIL
                               011-55-11-5105-1207
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ----------------------

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                               NEW YORK, NY 10011
                                 (212) 894-8400
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    COPY TO:
                              S. TODD CRIDER, ESQ.
                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 455-2000

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____

                          DEREGISTRATION OF SECURITIES

         Telesp Celular Participacoes S.A. (the "Registrant") originally filed a Registration Statement on Form F-4 (Registration No. 333-110080) (the "Registration Statement") with the Securities and Exchange Commission on October 30, 2003 relating to preferred shares, no par value, of the Registrant that were proposed to be issued in a merger of shares (incorporacao de acoes) of Tele Centro Oeste Celular Participacoes S.A. ("TCO") with the Registrant under Brazilian law. The Registration Statement was amended on December 19, 2003 and was declared effective on December 22, 2003.

         The Registrant and TCO have terminated the merger of shares. The Registrant and TCO took these actions in light of the statement by the Comissao de Valores Mobiliarios (the Brazilian Securities Commission, or "CVM") on December 26, 2003 that the proposed merger of shares, in the CVM's opinion, "violates applicable laws" and the consequent suspension by the Registrant and TCO of the shareholders' meetings previously scheduled for January 7, 2004. Although the Registrant and TCO disagree with the arguments and conclusion stated in the CVM's decision and continue to be of the opinion that the merger of shares would be the best alternative for both companies and their shareholders, they believe the CVM's decision makes the implementation of the merger of shares, as originally proposed, uncertain due to the potential obstacles that may be created by third parties. Taking into account the best interest of their shareholders, therefore, management of the Registrant and TCO have concluded that the best decision in light of the situation is to cancel the merger of shares.

         No securities registered pursuant to the Registration Statement have been issued. The Registrant hereby requests that all the securities registered pursuant to the Registration Statement be removed from registration by means of this Post-Effective Amendment No. 1.

         The Registrant intends to carry forward the excess registration fees it paid in connection with the Registration Statement to be used in future registrations pursuant to Rule 457(p) under the Securities Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, State of Sao Paulo, Brazil, on January 15, 2004.


                                       TELESP CELULAR PARTICIPACOES S.A.


                                       By: /s/ Francisco Jose Azevedo Padinha
                                           ----------------------------------
                                       Name:  Francisco Jose Azevedo Padinha
                                       Title: Chief Executive Officer


                                       By: /s/ Fernando Abella Garcia
                                           ----------------------------------
                                       Name:  Fernando Abella Garcia
                                       Title: Executive Vice President for
                                              Finance Planning and Control

         Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on January 15, 2004.

                     SIGNATURE                                           TITLE
                     ---------                                           -----
/s/ Francisco Jose Azevedo Padinha                              Chief Executive Officer
----------------------------------
  Francisco Jose Azevedo Padinha

   /s/ Fernando Abella Garcia                     Executive Vice President for Finance, Planning
----------------------------------                   and Control and Investor Relations Officer
     Fernando Abella Garcia                                 (Principal Financial Officer)

                *                                            Principal Accounting Officer
----------------------------------
       Carlos Cesar Mazur

                *                                         President of the Board of Directors
----------------------------------
     Felix Pablo Ivorra Cano

                *                                                       Director
----------------------------------
    Iriarte Jose Araujo Esteves

                *                                                       Director
----------------------------------
     Fernando Xavier Ferreira

                *                                                       Director
----------------------------------
      Antonio Viana Baptista

                *                                                       Director
----------------------------------
       Ernesto Lopez Mozo

                *                                                       Director
----------------------------------
        Ignacio Aller Malo

                *                                                       Director
----------------------------------
        Zeinal Abedin M. Bava

                *                                                       Director
-----------------------------------
Carlos Manuel L. Vasconcellos Cruz

                *                                                       Director
-----------------------------------
Eduardo Perestrelo Correia de Matos

                *                                                       Director
-----------------------------------
   Pedro Manuel Brandao Rodrigues

                *                                                       Director
-----------------------------------
   Antonio Goncalves de Oliveira

      /s/ Donald J. Puglisi                           Authorized Representative in the United States
-----------------------------------
        Donald J. Puglisi
        Managing Director
      Puglisi & Associates

* By:

       /s/ Francisco Jose Azevedo Padinha
---------------------------------------------------
Francisco Jose Azevedo Padinha, as Attorney-in-Fact


            /s/ Fernando Abella Garcia
---------------------------------------------------
    Fernando Abella Garcia, as Attorney-in-Fact